EXHIBIT 99.2

DIRECTORS AND EXECUTIVE OFFICERS OF THE REPORTING PERSONS

The following information is provided for each of the directors and executive officers of the Reporting Persons:

•	Name

•	Present principal occupation or employment and the name, principal business and address of any corporation or other organization in which such employment is conducted.

Directors and Executive Officers of Telemar Participações S.A.

All of the following persons are citizens of the Federative Republic of Brazil, except for Pedro Guimarães e Melo de Oliveira Guterres, who is a citizen of Portugal.

Name	Business address	Present principal occupation or employment and the name of any corporation or other organization in which such employment is conducted
Otávio Marques de Azevedo	Rua Dr. Geraldo Campos Moreira, 375 (9th floor), Brooklin Novo, 04571-020, São Paulo, SP, Brazil

Chief Executive Officer of Venus RJ Participações S.A., PASA Participações S.A., AG Telecom Participações S.A.

Chairman of the Board of Directors of Telemar Participações S.A. and CTX Participações S.A.

Non Executive Director of Portugal Telecom SGPS, S.A.

Member of the Board of Directors of Companhia Energética de Minas Gerais - CEMIG

Pedro Jereissati	Rua Angelina Maffei Vita, 200 (9th floor), Jardim Paulistano, 01489-900, São Paulo, SP, Brazil

Chief Executive Officer of Jereissati Telecom S.A.

Chief Executive Officer of EDSP75 Participações S.A.

Chief Executive Officer and Director of LF Tel S.A.

Chief Executive Officer and Investor Relations Officer and Director of Telemar Participações S.A.

Member of the Board of Directors of Oi S.A.

Chief Executive Officer and Investor Relations Officer and Director of CTX Participações S.A.

Member of the Board of Directors and Vice President of Grande Moinho Cearense S.A.

Member of the Board of Directors of Iguatemi Empresa de Shopping Centers S.A. and Contax Participações S.A.

Carlos Francisco Ribeiro Jereissati	Rua Angelina Maffei Vita, 200 (9th floor), Jardim Paulistano, 01489-900, São Paulo, SP, Brazil	Chairman of the Board of Directors of Jereissati Participações S.A., Jereissati Telecom S.A., LF Tel S.A., Iguatemi Empresas de Shopping Centers S.A. and Grande Moinho

    Cearense S.A.

Member of the Board of Directors of Telemar Participações S.A.

Alternate Member of the Board of Directors of Oi S.A.

Chief Executive Officer of JPSul Participações e Representações Comerciais S.A. and Jereissati Sul Participações S.A.

Shakhaf Wine	Rua Borges de Medeiros, 633, room 301, Lagoa, 22430-041, Rio de Janeiro, RJ, Brazil

Executive Director of Portugal Telecom, SGPS, S.A.

Member of the Board of Directors and Chairman and Chief Executive Officer of Portugal Telecom Brasil S.A.

Chief Executive Officer of Bratel Brasil S.A.

Vice President of PASA Participações S.A., EDSP75 Participações S.A. and AG Telecom Participações S.A.

Member of Board of Directors of Telemar Participações S.A., Oi S.A. and Contax Participações S.A.

José Mauro Mettrau Carneiro da Cunha	Praia de Botafogo 300, 11th floor, room 1101, Botafogo, 22250-040, Rio de Janeiro, RJ, Brazil

Member of Board of Directors, Telemar Participações S.A.

Chairman of the Board of Directors of Oi S.A.

Chairman of the Board of Directors of Dommo Empreendimentos Imobiliários S.A.

Member of the Board of Directors, Valepar S/A, Santo Antonio Energia S.A. and Madeira Energia S.A.

José Augusto da Gama Figueira	Praia de Botafogo 300, 11th floor, room 1101, Botafogo, 22250-040, Rio de Janeiro, RJ, Brazil

Member of the Board of Directors of Telemar Participações S.A.

Chief Executive Officer of Valverde Participações S.A.

Chief Executive Officer of Instituto Telemar

Alternate Member of the Board of Directors of Oi S.A.

Alternate Member of the Board of Directors of Dommo Empreendimentos Imobiliários S.A.

Renato Torres de Faria	Rua Sinval de Sá nº. 70, Cidade Jardim, 30380-070, Belo Horizonte, BH, Brazil

Officer and Investor Relations Officer of Andrade Gutierrez Concessões S.A. and Andrade Gutierrez Participações S.A.

Superintendent Officer and Charmain of the Board of Directors of Domino Holdings S.A.

Member of Board of Directors of Telemar Participações S.A. and CTX Participações S.A.

Member of the Board of Directors of Oi S.A.

Vice Chairman of the Board of Directors of Companhia de Saneamento do Paraná - Sanepar

Vice President of Venus RJ Participações S.A.

Arlindo Magno de Oliveira	Av. Afrânio de Melo Franco, nº. 54, Apt. 302, Leblon, 22430-060, Rio de Janeiro, RJ, Brazil	Member of the Board of Directors of Telemar Participações S.A. Member of the Board of Directors of CELESC
Emilio Garofalo Filho	Av. Paulista 1728, 2nd floor – mezzanine, Bairro Bela Vista, 01310-919, São Paulo, SP, Brazil	Member of the Board of Directors of Telemar Participações S.A.
Luis Carlos Fernandes Afonso	Rua do Ouvidor, n° 98, 9th floor, Centro, 200401-030, Rio de Janeiro, Brazil

Chief Executive Officer of Fundação Petrobrás de Seguridade Social – PETROS

Member of Board of Directors of Telemar Participações S.A.

Member of Board of Directors of Perdigão Agro-Industrial S.A., BRF – Brasil Foods S/A, Iguatemi Empresa de Shopping Center S.A., and Indústrias Romi

Maurício Marcellini Pereira	SCN, Quadra 02, Bloco “A”, Bldg. Corporate Financial Center – 13th floor, 70712-910, Brasília, DF, Brazil	Investment Manager at FUNCEF Member of Board of Directors of Telemar Participações S.A.
Alexandre Jereissati Legey	Rua Angelina Maffei Vita, 200 (9th floor), Jardim Paulistano, 01489-900, São Paulo, SP, Brazil

Managing Officer and Investor Relations Officer of Jereissati Telecom S.A.

Vice President of EDSP75 Participações S.A.

Chief Financial Officer and Investor Relations Officer of LF Tel S.A.

Alternate Member of Board of Directors of Telemar Participações S.A. and CTX Participações S.A.

Executive Officer of Valverde Participações S.A.

Member of the Board of Directors of Oi S.A.

Executive Officer of Grande Moinho Cearense S.A.

Member of the Board of Directors of Contax Participações S.A.

Carlos Jereissati	Rua Angelina Maffei Vita, 200 (9th floor), Jardim Paulistano, 01489-900, São Paulo, SP, Brazil

Member of the Board of Directors of Jereissati Participações S.A., Jereissati Telecom S.A. and LF Tel S.A.

Alternate Member of Board of Directors of Telemar Participações S.A., Oi S.A., Contax Participações S.A. and CTX Participações S.A.

Chief Executive Officer and Member of the Board of Iguatemi Empresa de Shopping Centers S.A.

Member of the Board of Directors and Executive Officer of Grande Moinho Cearense S.A.

Fernando Magalhães Portella	Rua Angelina Maffei Vita, 200 (9th floor), Jardim Paulistano, 01489-900, São Paulo, SP, Brazil	Chief Executive Officer and Member of the Board of Directors of Jereissati Participacões S.A.

Member of the Board of Directors and Vice President of Jereissati Telecom S.A.

Vice President of LF Tel S.A.

Alternate Member of Board of Directors of Telemar Participações S.A.

Member of the Board of Directors of Oi S.A. and CTX Participações S.A.

Member of the Board of Directors of Iguatemi Empresa de Shopping Centers S.A.

Non Executive Director of Portugal Telecom SGPS, S.A.

Bruno Gonçalves Siqueira	Av. do Contorno, 8123, Cidade Jardim, 30110-937, Belo Horizonte, MG, Brazil	Alternate Member of Board of Directors of Telemar Participações S.A., CTX Participações S.A. and Oi S.A.
Rafael Cardoso Cordeiro	Av. do Contorno, 8123, Cidade Jardim, 30110-937, Belo Horizonte, MG, Brazil

Financial Director of Andrade Gutierrez Concessões S.A.

Alternate Member of Board of Directors of Telemar Participações S.A., CTX Participações S.A. and Contax Participações S.A.

Executive Officer of Valverde Participações S.A.

Member of the Board of Directors of Oi S.A.

Member of Board of Directors of Water Port S/A

Armando de Santi Filho	Av. Padre Pereira de Andrade, nº 545, apt. 92 B, Boacava, São Paulo, SP – Brazil	Executive Officer of ASF Consultoria Ltda. Alternate Member of the Board of Directors of Telemar Participações S.A.
Diego Hernandes	Av. Chile, n° 65 (EDISE) – 17th floor, room 1701 (gerencia de serviços), Centro, 20.031-912, Rio de Janeiro, RJ, Brazil	Executive Manager of Human Resources of Petrobras Alternate Member of the Board of Directors of Telemar Participações S.A.
Ivan Ribeiro de Oliveira	Alameda da Serra, nº. 400, 5th floor, Vila da Serra, Nova Lima, MG, Brazil.	Chief Executive Officer of Axxiom Soluções Tecnológicas S.A. Alternate Member of the Board of Directors of Telemar Participações S.A.
Lucio da Silva Santos	SBN Quadra 01, bloco “A”, 19th floor, 70002-900, Brasília, DF, Brazil	General Ombudsman in the Brazilian Post and Telegraph-ECT Alternate Member of the Board of Directors of Telemar Participações S.A. Alternate Member of the Board of Directors of AES Tietê SA
Rafael Pires de Sousa	SCN, Quadra 02, Bloco “A”, Bldg. Corporate Financial Center - 13th floor, 70712-910, Brasília, DF, Brazil	Manager Management and People FUNCEF and Director of Management and Technology of FUNCEF Alternate Member of the Board of Directors of Telemar Participações S.A.

Pedro Guimarães e Melo de Oliveira Guterres	Rua Borges de Medeiros, 633, room 301, Lagoa, 22430-041, Rio de Janeiro, RJ, Brazil

Executive Administrator of Portugal Telecom Investimentos Internacionais

Executive Officer of Telemar Participações S.A.

Member of Board of Directors of Medi Telecom and Previsão—Sociedade Gestora de Fundo de Pensões, S.A.

Armando Galhardo Nunes Guerra Junior	Av. Contorno, nº 8080, Lourdes, 30110-056, Belo Horizonte, MG, Brazil

Executive Officer of Telemar Participações S.A.

Member of the Board of Directors of Oi S.A.

Member of the Board of Directors of Cosipar – Cia Siderúrgica do Pará, Kepler Weber S.A., MASB – Desenvolvimento Imobiliário S.A., ESTRE Ambiental S.A., and Contax Participações S.A.

Marcelo Andreetto Perillo	Praia de Botafogo 300, 11th floor, room 1101, Botafogo, 22250-040, Rio de Janeiro, RJ, Brazil	Executive Officer of Telemar Participações S.A.

Executive Officers of Valverde Participações S.A.

All of the following persons are citizens of the Federative Republic of Brazil.

Name	Business address	Present principal occupation or employment and the name of any corporation or other organization in which such employment is conducted
José Augusto da Gama Figueira	Praia de Botafogo 300, 11th floor, room 1101, Botafogo, 22250-040, Rio de Janeiro, RJ, Brazil

Member of the Board of Directors of Telemar Participações S.A.

Chief Executive Officer of Valverde Participações S.A.

Chief Executive Officer of Instituto Telemar

Alternate Member of the Board of Directors of Oi S.A.

Alternate Member of the Board of Directors of Dommo Empreendimentos Imobiliários S.A.

Alexandre Jereissati Legey	Rua Angelina Maffei Vita, 200 (9th floor), Jardim Paulistano, 01489-900, São Paulo, SP, Brazil

Managing Officer and Investor Relations Officer of Jereissati Telecom S.A.

Vice President of EDSP75 Participações S.A.

Chief Financial Officer and Investor Relations Officer of LF Tel S.A.

Alternate Member of Board of Directors of Telemar Participações S.A. and CTX Participações S.A.

Executive Officer of Valverde Participações S.A.

Member of the Board of Directors of Oi S.A.

Executive Officer of Grande Moinho Cearense S.A.

Member of the Board of Directors of Contax Participações S.A.

Rafael Cardoso Cordeiro	Av. do Contorno, 8123, Cidade Jardim, 30110-937, Belo Horizonte, MG, Brazil

Financial Director of Andrade Gutierrez Concessões S.A.

Alternate Member of Board of Directors of Telemar Participações S.A., CTX Participações S.A. and Contax Participações S.A.

Executive Officer of Valverde Participações S.A.

Member of the Board of Directors of Oi S.A.

Member of Board of Directors of Water Port S/A